Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

13 January 2025

alan.au@harneys.com

+852 5806 7847

010784-0041-AAN

The Great Restaurant Development Holdings Limited

一品發展集團控股有限公司

Ground Floor and 1st Floor

No. 73 Chung On Street

Tsuen Wan, New Territories

Hong Kong

Dear Sir or Madam

The Great Restaurant Development Holdings Limited 一品發展集團控股有限公司 (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to the offering (the Offering) by the Company of 1,500,000 ordinary shares of par value US$0.00005 per share, plus an option to issue up to 15% of the total number of ordinary shares to be offered by the Company pursuant to the Offering (excluding shares subject to this option) to cover the over-allotment option to be granted to the underwriter (collectively, the IPO Shares) and 375,000 ordinary shares of par value of US$0.00005 being sold by the Selling Shareholder (as defined in the Registration Statement) (the Sale Shares, together with the IPO Shares and the Sale Shares, the Shares).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.

Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.

Resident Partners: A Au | M Chu | I Clark | JP Engwirda | Y Fan

P Kay | MW Kwok | IN Mann | R Ng | ATC Ridgers | PJ Sephton

Anguilla | Bermuda | British Virgin Islands | Cayman Islands Cyprus | Hong Kong | Jersey | London | Luxembourg Montevideo | São Paulo | Shanghai | Singapore harneys.com

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company is a company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands. The Company is a separate legal entity and is subject to suit in its own name.

2	Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the share capital of the Company is US$500,000 divided into 10,000,000,000 shares of a nominal or par value of US$0.00005 each.

3	Valid Issuance of IPO Shares. The allotment and issue of the IPO Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, validly issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the IPO Shares will be validly issued, allotted, fully paid and non-assessable, and there will be no further obligation of the holders of any of the IPO Shares to make any further payment to the Company in respect of such IPO Shares.

4	Sale Shares. The Sale Shares offered by the Selling Shareholder are allotted and issued and fully paid and non-assessable, and there will be no further obligation of the holders of any of the Sale Shares to make any further payment to the Company in respect of such Sale Shares.

5	Cayman Islands Law. The statements under the caption “Material Tax Considerations”, “Enforceability of Civil Liabilities” and “Description of Share Capital” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

We express no opinion as to the financial and accounting matters contemplated by the Registration Statement. On the basis of and subject to the foregoing, the statements relating to certain Cayman Islands tax matters set forth under the caption “Material Tax Considerations – Cayman Islands” in the Registration Statement is our opinion on the material Cayman Islands tax consequences of the acquisition, ownership and disposition of the ordinary shares under currently applicable law. We have not been asked and have not advised the Company on its tax position under Cayman Islands law.

This opinion has been prepared as generic advice, and is not tailored to the specific tax circumstances of particular investors or potential investors. We recommend that investors consult their own tax advisors or counsel, particularly with respect to the personal tax consequences of the investment, which may vary for investors in different tax situations.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforceability of Civil Liabilities”, “Material Tax Considerations” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels

Harney Westwood & Riegels

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Schedule 1

List of Documents and Records Examined

1	The certificate of incorporation dated 8 March 2018;

2	The amended and restated memorandum and articles of association of the Company to be adopted by a special resolution of the Company (the M&A);

3	The register of directors and register of members of the Company provided to us on 8 November 2024 and 3 December 2024, respectively ;

Copies of 1-3 above have been provided to us by the Company (the Corporate Documents, and together with 4-8 below, the Documents).

4	A copy of executed unanimous written resolutions of the directors of the Company dated 3 December 2024 (the Resolutions);

5	A certificate of incumbency in respect of the Company issued by Conyers Trust Company (Cayman) Limited dated 2 December 2024;

6	A certificate of good standing in respect of the Company issued by the Registrar of Companies dated 29 November 2024;

7	A certificate from a director of the Company dated 6 December 2024, a copy of which is attached hereto (the Director’s Certificate); and

8	The Registration Statement filed with the Commission on 6 December 2024.

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Schedule 2

Assumptions

1	Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Documents are authentic, all signatures, initials and seals are genuine.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

5	Resolutions. The Resolutions remain in full force and effect.

6	Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

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Schedule 3

Qualifications

1	We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	In this opinion the phrase non-assessable means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

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Annex

Director’s Certificate

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